UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 18, 2011 (April 12, 2011)

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-34458	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024

  (Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10-59621228

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 12, 2011, China Agritech, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“Nasdaq”) stating that the staff of Nasdaq believes that the continued listing of the Company’s securities on Nasdaq is no longer warranted based on public interest concerns and the Company’s failure to file its 2010 Form 10-K on time (the “Nasdaq Letter”).  Nasdaq stated that its conclusion was based on Nasdaq’s broad discretionary authority in Listing Rule 5101 to deny continued inclusion of securities in order to maintain the quality of, and the public’s confidence in, Nasdaq and the failure of the Company to comply with Nasdaq Listing Rule 5250(c)(1), which sets forth a Nasdaq-listed company’s obligations to file periodic financial reports.

The Nasdaq Letter stated that the staff of Nasdaq believes that the serious concerns raised by our former auditors, Ernst & Young Hua Ming (“E&Y”), relating to issues surfacing in the audit process rise to the level of a public interest concern, and that “[t]hese problems are compounded by the fact that the Company is now delinquent in filing its financial statements for 2010 and it is not known when they will be filed or what they will reveal.  With no current audited financial information available to the investing public, Staff believes that allowing the Company’s securities to remain listed would be contrary to Nasdaq’s mission to strengthen the quality and integrity of The Nasdaq Stock Market, and to protect prospective investors and the public interest.”

As previously announced, the Company has formed a special committee (the “Special Committee”) of its board of directors to conduct an investigation, the Special Committee has engaged the law firm of TroyGould PC to advise it in connection with its investigation, and TroyGould retained BDO China Li Xin Da Hua Certified Public Accountants Co., Ltd. to assist in the investigation with respect to the various accounting issues, including specific financial transactions and customer relationships.  In addition, the Company has appointed Simon & Edward, LLP to serve as its independent registered public accounting firm, effective April 6, 2011.  It is uncertain, as of the date of this report on Form 8-K, when the Company will be able to file its 2010 Form 10-K.

The Nasdaq Letter further notified the Company that, unless the Company requests an appeal of the Nasdaq staff’s determination, trading of the Company’s common stock will be suspended at the opening of business on April 21, 2011 and Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company has today filed an appeal of the Nasdaq staff’s determination to delist the Company’s common stock by requesting an oral hearing before a Nasdaq listing qualifications panel. However, there can be no assurance that our appeal will be successful.  Pending a determination by the panel, the suspension of trading in the Company’s common stock, which commenced on March 14, 2011, remains in effect.

On April 18, 2011, the Company issued a press release regarding the matters described above.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: April 18, 2011	/s/ Yu Chang
Yu Chang
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 18, 2011